UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

POLONIA BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35739	45-3181577
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3993 Huntingdon Pike, 3rd Floor Huntingdon Valley, Pennsylvania 19006

(Address of principal executive offices) (Zip Code)

(215) 938-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2015, Polonia Bank (the “Bank”), the wholly-owned subsidiary of Polonia Bancorp, Inc. (the “Company”), and the Office of the Comptroller of the Currency (the “OCC”) entered into an amendment (the “Amendment”) to their formal written agreement (the “2014 Agreement”) dated October 21, 2014. The Amendment relates to the findings of the OCC following its regularly scheduled examination of the Bank that began in the second quarter of 2015.

The Amendment provides, among other things, that within specified time frames, the Bank will:

•	Submit to the OCC a revised written compliance management program and, upon receipt of no supervisory objection, adopt and implement such program; and

•	Engage an independent consultant to review all loans originated by the Bank’s FHA department for the calendar years 2012, 2013 and 2014 to determine compliance with the Real Estate Settlement Procedures Act of 1974 and regulations thereunder; submit to the OCC the results of the consultant’s review and a remediation plan for resolving any violations found in such review; and, upon receipt of no supervisory objection, adopt and implement the remediation plan.

Articles II through X of the 2014 Agreement, which imposed substantive requirements on the Bank, remain in effect without modification. The 2014 Agreement and the Amendment and each of their provisions will remain in effect unless and until the provisions are amended, suspended, waived, or terminated in writing by the OCC.

The description of the Amendment set forth in this Item 1.01 is qualified in its entirety by the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Amendment to the October 21, 2014 Agreement by and between Polonia Bank and the Comptroller of the Currency

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POLONIA BANCORP, INC.

Date: November 13, 2015	By:	/s/ Paul D. Rutkowski
Paul D. Rutkowski Chief Financial Officer and Corporate Secretary